Exhibit 99.2

GENERAL CERTIFICATE OF

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

May 25, 2006

Great Lakes Higher Education Guaranty Corporation (the “Guaranty Agency”), does hereby certify that, with respect to the issuance by Goal Capital Funding Trust 2006-1 (the “Issuer”) of its Student Loan Asset-Backed Notes (collectively, the “Notes”):

1.	The Guaranty Agency has the power and authority and the necessary material licenses and permits to own and operate its properties and to carry on its business as now being conducted.

2.	The Guaranty Agency is not in substantial violation of any material term of any agreement, charter, article of organization, bylaw or other instrument to which it is a party or by which it may be bound.

3.	The Guaranty Agency is not in substantial violation of any material laws, ordinances, governmental rules or regulations to which it is subject, nor has the Guaranty Agency failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Guaranty Agency or the enforceability of any of the Guaranty Agency Documents.

4.	The information describing the Guaranty Agency contained in Exhibit A hereto (and wherein the Guaranty Agency is referred to as “GLHEGC”) as of the date of any of the Free Writing Prospectus dated May 8, 2006, the Preliminary Prospectus Supplement dated May 17, 2006 and the Final Prospectus Supplement dated May 18, 2006 (collectively, the “Offering Documents”) and at all times subsequent, through and including the date hereof, is true and correct and did not and does not contain any untrue statement of a material fact.

5.	The Guaranty Agency is not an affiliate of any of the parties listed below (or their successors in interest):

a)	The Bank of New York;

b)	The Bank of New York Trust Company, N.A.;

c)	JPMorgan Chase Bank, N.A.;

d)	ACS Education Services, Inc.

e)	Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance; or

f)	Goal or Higher Education Finance, LLC.

S-1

6.	Since the date of the Final Prospectus Supplement, no material adverse change in or affecting the business or properties of the Guaranty Agency has occurred; provided, however, the U.S. Department of Education has proposed changes in its methodology for calculation of guaranty agency reserve ratios and such changes may modify the levels previously reported. The Guaranty Agency consents to the use in the Offering Documents of the information describing the Guaranty Agency.

7.	The Guaranty Agency agrees to promptly furnish to the Issuer, Goal Capital Funding, LLC (the “Depositor”), Goal Financial, LLC (together with the Issuer and the Depositor, “Goal”), any designated affiliates of Goal or any third party, from time to time upon request, such information, reports and financial statements within its control related to the Guaranty Agency as the Issuer or Goal reasonably deems appropriate to prepare and file all necessary reports (i) required to be filed with the Securities and Exchange Commission (ii) requested in connection with the Sarbanes-Oxley Act of 2002 or (iii) required by any documents relating to the issuance of the Notes. The Issuer shall cause the Guaranty Agency to be reimbursed for its incremental costs in providing such information. If any change occurs with respect to the matters represented and warranted in Section 5 hereof, the Guaranty Agency shall no later than the 15th of the earliest of the next succeeding February, May, August and November notify Goal of such change.

It is understood and agreed that the matters certified and agreed herein may be furnished to and relied upon by the parties to the transaction relating to the Notes and their respective counsel solely in connection with such transaction and may not be relied upon for any other purpose or by any other person.

IN WITNESS WHEREOF, this certificate has been signed as of the date first above written.

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

By:	/s/ Nancy Seifert
Name:	Nancy Seifert
Title:	Chief Financial Officer

Exhibit A

Great Lakes Higher Education Guaranty Corporation

GLHEGC is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation (“GLHEC”). GLHEGC’s predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. (“GLELSI”) a wholly owned subsidiary of GLHEC. GLHEGC continues as the “guaranty agency” as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC’s “guaranty agency” responsibilities. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC’s agreement, which commenced October 1, 2000 and is currently effective through September 30, 2006, GLHEGC’s revenues are tied directly to default aversion performance. Certain sources of GLHEGC’s Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC’s Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process. The GLHEGC agreement is automatically renewed for one-year effective periods, unless terminated 90 days prior to the end of an effective period.

The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by GLHEGC or the underwriters. No representation is made by GLHEGC or the underwriters as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

Ex. A-1

Guarantee Volume. GLHEGC’s guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume, was as follows:

Federal Fiscal Year	Guaranty Volume (Millions)
2001	$2,246.7
2002	4,473.1
2003	8,721.3
2004	7,707.6
2005	9,686.3

Reserve Ratio. Following are GLHEGC’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level 1/
2001	2.12%
2002	1.86%
2003	1.29%
2004	0.99%
2005	0.83%

The Department of Education’s website at http://www.fp.ed.gov/PORTALSWebApp/fp/whatsnew.jsp. has posted reserve ratios for GLHEGC for federal fiscal years 2003 and 2004 of 1.168% and .646%, respectively. GLHEGC believes the Department of Education has not calculated the reserve ratio in accordance with the Act and the correct ratio should be 1.29% and .99%, respectively, as shown above and as explained in the following footnote. According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor’s financial health.

1/	In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (The minimum reserve fund ratio under the Higher Education Act is .25%.)

Claims Rate. For the past five federal fiscal years, GLHEGC’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC’s claims. The actual claims rates are as follows:

Fiscal Year	Claims Rate
2001	1.46%
2002	1.06%
2003	1.27%
2004	.68%
2005	.51%

Ex. A-2

Loss Rate. GLHEGC’s loss rates (calculated by dividing the aggregate dollar amount of unreinsured loans and unreinsured portions of loans by the dollar amount of claims paid by GLHEGC) for the past five federal fiscal years are as follows:

Fiscal Year	Loss Rate
2001	.0001%
2002	.0002%
2003	.0002%
2004	.0004%
2005	.0017%

Ex. A-3